Exhibit 99.1
PRESS RELEASE

Contact:	Jeffrey W. Kip SVP, Chief Financial Officer (314-633-7289)
Panera Bread Reports System-Wide Comparable Bakery-Cafe Sales Increased 1.3%
For the Five Weeks Ended August 29, 2006 and Adjusts Third Quarter 2006
System-Wide Comparable Bakery-Cafe Sales Growth Target to 2% to 3% from 3% to 4%
St. Louis, MO, September 6, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported that system-wide comparable bakery-cafe sales increased 1.3% for the five weeks ended August 29, 2006. The Company today also adjusted its third quarter 2006 system-wide comparable bakery-cafe sales growth target to 2% to 3% from 3% to 4%.
The breakdown between Company-owned and franchise-operated bakery-cafes is as follows:

	For the 5 weeks ended	For the 9 weeks ended	Year-to-date through
	August 29, 2006	August 29, 2006	August 29, 2006

Company-owned	0.7%	1.3%	4.8%
Franchise-operated	1.5%	1.6%	4.7%
Total System	1.3%	1.5%	4.8%
Company-owned comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation and Company-owned for at least 18 months. Franchise-operated comparable bakery-cafe sales increases are based on sales for franchise bakery-cafes that have been in operation for at least 18 months. Both Company-owned and franchise-operated comparable bakery-cafe sales exclude closed locations.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.